Exhibit 10.20

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

LICENSE AGREEMENT

This agreement (“Agreement”) is entered into as of the date of last signature (the “Effective Date”) by and between SutroVax, Inc. a Delaware corporation having an address at 353 Hatch Drive, Foster City, California 94404 (“LICENSEE”) and The Regents of the University of California, a California public corporation having its statewide administrative offices at 1111 Franklin Street, Oakland, California 94607-5200 (“UNIVERSITY”), represented by its San Diego campus having an address at University of California San Diego, Office of Innovation and Commercialization, Mail Code 0910, 9500 Gilman Drive, La Jolla, California 92093-0910 (“UC SAN DIEGO”).

BACKGROUND

A. The invention and material disclosed in UC SAN DIEGO Disclosure No. SD2012-011 and titled “Novel Group A Streptococcal Vaccine and Therapeutics” and claimed in U.S. patent application number 15/265,800 (Pub. No.: US 2017/019696) (“Invention” and “Material”), was made in the course of research at UC SAN DIEGO by Dr. Victor Nizet and his associates (hereinafter and collectively, the “Inventors”) and are covered by Patent Rights as defined below.

B. The research was sponsored in part by the Government of the United States of America and as a consequence this license is subject to overriding obligations to the Federal Government under 35 U.S.C. §§ 200-212 and applicable regulations;

C. LICENSEE entered into a Letter of Intent (UC Control No. 2017-30-0064) with UNIVERSITY, effective August 17, 2017, for the purpose of negotiating this Agreement and is desirous of obtaining an exclusive license to Patent Rights and a non-exclusive license to Material (defined below) from UNIVERSITY to research, develop, manufacture, sell, offer for sale, export, import or otherwise use the Invention, and the UNIVERSITY is willing to grant such rights. Additionally, the UNIVERSITY will provide SutroVax with the Material defined below.

The parties agree as follows:

ARTICLE 1. DEFINITIONS

The terms, as defined herein, have the same meanings in both their singular and plural forms.

1.1

“Affiliate” means any corporation, firm, limited liability company, partnership or other entity that directly or indirectly Controls or is Controlled by or is under common control with LICENSEE. “Control” means (i) having the actual, present capacity to elect a majority of the directors of such entity; (ii) having the power to direct at least [***] of the voting rights entitled to elect directors; or (iii) in any country where the local law will not permit foreign equity participation of a majority, ownership or control, directly or indirectly, of the maximum percentage of such outstanding stock or voting rights permitted by local law.

1.

1.2

“Commercially Reasonable Efforts” means exerting such diligent efforts and employing such resources as would normally and objectively be exerted or employed by a similarly situated company for a product of similar market potential, profit potential and strategic value at a similar stage of its product life, taking into account the competitiveness of the relevant marketplace, the patent, intellectual property and development positions of third parties, the applicable regulatory situation, the pricing/reimbursement situation, the commercial viability of the product and other relevant development and commercialization factors based upon then-prevailing conditions.

1.3	“Field” means any vaccine against Group A Streptococcus for all human uses.

1.4

“Licensed Product” means any service, composition or product which is composed of or incorporates, or is directly or indirectly discovered, developed and/or identified using, the Invention or Material or is derived from the use of the Material or that is claimed in Patent Rights, or the research, development, manufacture, sale, offer for sale, exportation, importation or otherwise use of which would constitute, but for the license granted to LICENSEE under this Agreement, an infringement, an inducement to infringe or contributory infringement, of any pending or issued claim within the Patent Rights.

1.5	“Material” means the Streptococcus pyogenes strain designed to produce the polysaccharide provided by UNIVERSITY.

1.6

“Net Sales” means the total of the gross invoice prices of Licensed Products sold or leased by LICENSEE or its Sublicensee or Affiliate, or any combination thereof, less the sum of the following actual and customary deductions where applicable and separately listed (consistently applied in accordance with GAAP): [***] discounts or rebates, [***], credits and chargebacks (as allowed under applicable law); sales tax, use tax, tariff, import/export duties, value-added tax (but only to the extent of amounts actually incurred and not refundable, reimbursable or creditable) or other excise taxes imposed on particular sales or other governmental charges in connection with Licensed Products (except for income taxes imposed on the sales of Licensed Product in foreign countries); [***]; and credits to customers because of rejections, recalls or returns. For purposes of calculating Net Sales, transfers among LICENSEE and its Sublicensees and Affiliates of Licensed Product shall not be treated as Net Sales; provided that the subsequent resales of such Licensed Product by LICENSEE, its Sublicensee or Affiliate to a third party shall be treated as Net Sales. Reasonable quantities of Licensed Products that are provided [***] in connection with research and development, clinical trials towards regulatory approval, compassionate use, humanitarian and charitable donations or indigent programs will be excluded from Net Sales.

1.7

“Patent Costs” means all out-of-pocket expenses for the preparation, filing, prosecution, and maintenance of all United States and foreign patents included in Patent Rights. Patent Costs include out-of-pocket expenses for patentability opinions, inventorship determination, preparation and prosecution of patent application, re-examination, re-issue, interference, post-grant review and other administrative proceedings in patent offices, and opposition activities, and the like, related to patents or applications in Patent Rights.

1.8

“Patent Rights” means UNIVERSITY’s rights in the claims of any of the following: the U.S. patent application number 15/265,800 (Pub. No.: US 2017/019696); and continuing applications thereof including divisions, substitutions, and continuations-in-part (but only to the extent the claims thereof are entirely supported in the specification and entitled to the priority date of the parent application); any patents issuing on said applications including reissues, reexaminations and extensions; and any corresponding foreign applications or patents.

1.9	“Property Rights” means UNIVERSITY’S right, title and interest in the tangible personal property embodied in the Material.

1.10

“Sponsor’s Rights” means all the applicable provisions of any license to the United States Government executed by UNIVERSITY and the overriding obligations to the Federal Government under 35 U.S.C. §§ 200-212 and applicable governmental implementing regulations.

1.11

“Sublicense” means an agreement into which LICENSEE enters with a third party that is not an Affiliate for the purpose of (a) granting certain rights; (b) granting an option to certain rights; or (c) forbearing the exercise of any rights, in each case, granted by UNIVERSITY to LICENSEE in the license under this Agreement “Sublicensee” means a third party with whom LICENSEE enters into a Sublicense. LICENSEE may further grant to its Affiliates and Sublicensee(s) the right to grant their own Sublicense(s) to Sublicensee(s), who together will be considered Sublicensee(s) holding a Sublicense for all purposes of this Agreement. For clarity, a Sublicense shall not include any assignments made to a purchaser of all or substantially all of LICENSEE’s assets or business in connection with Licensed Product, including by way of acquisition, merger, consolidation, stock sale, asset sale or other form of reorganization.

1.12	“Term” means the period of time beginning on the Effective Date and ending on the expiration date of the longest-lived Patent Rights.

1.13

“Territory” with respect to Patent and non-Material rights worldwide, to the extent Patent Rights exist. With respect to Material rights, “Territory” means rights to the extent this license can be legally granted.

ARTICLE 2. GRANTS

2.1

License. Subject to the limitations set forth in this Agreement and to the extent that it may lawfully do so, UNIVERSITY hereby grants to LICENSEE an exclusive license under Patent Rights to research, develop, make, sell, offer for sale, export, import or otherwise use Licensed Products in the Field within the Territory and during the Term. LICENSEE may extend such license to its AFFILIATES, provided that LICENSEE will be responsible for such AFFILIATES.

2.2	Sublicense.

(a) The license granted in Paragraph 2.1 includes the right of LICENSEE to grant Sublicenses to third parties during the Term but only for as long as the license to Patent Rights is exclusive at the time of such grant.

(b) With respect to Sublicense granted pursuant to Paragraph 2.2(a), LICENSEE shall:

(i) not receive, or agree to receive, anything of value in lieu of cash as consideration from a third party under Sublicense without the express written consent of UNIVERSITY, such permission not to be unreasonably withheld or delayed;

(ii) to the extent applicable, include all of the rights of and obligations due to UNIVERSITY (and, if applicable, the Sponsor’s Rights) and contained in this Agreement;

(iii) promptly provide UNIVERSITY with a copy of each Sublicense issued; and

(iv) use commercially reasonable efforts to collect and assure payment of all payments due, directly or indirectly, to UNIVERSITY from Sublicensees and summarize and deliver all reports due, directly or indirectly, to UNIVERSITY from Sublicensees.

(c) Upon termination of this Agreement for any reason, LICENSEE will have the right to assign, effective as of the effective date of termination of this Agreement, this Agreement to any and all Sublicensees, and this Agreement will survive with respect to such Sublicensees; provided that (i) the Sublicensee is in good standing upon termination of this Agreement with LICENSEE; (ii) the Sublicensee is not currently involved in litigation as an adverse party to the UNIVERSITY and (iii) Sublicensee is not conducting business in a country barred by statute or executive order. In the event this Agreement is assigned to any Sublicensee and survives with respect to such Sublicensee, the Sublicensee will promptly agree in writing to be bound by the terms of this Agreement, including but not limited to payment to the UNIVERSITY of milestone, earned royalty, sublicense fees, and patent reimbursement required under Article 3. If this Agreement is assigned to and survives with respect to more than one Sublicense, the payment obligations described above may be prorated among the Sublicensees. Where a full Assignment of all rights is provided to a sublicensee, sublicensee shall assume all rights and obligations of Licensee.

2.3	Reservation of Rights. UNIVERSITY reserves the right to:

(a)	possess and use the Material and use the Invention and Patent Rights solely for educational and research purposes;

(b)	publish or otherwise disseminate any information about the Material, Invention and Patent Rights.

(c)	allow other nonprofit institutions to use, publish, or otherwise disseminate any information about the Material, Invention and Patent Rights for educational and research purposes.

ARTICLE 3. CONSIDERATION

3.1

Fees and Royalties. The parties hereto understand that the fees and royalties payable by LICENSEE to UNIVERSITY under this Agreement are partial consideration for the license granted herein to LICENSEE under Patent Rights. LICENSEE shall pay UNIVERSITY:

(a) a license issue fee of ten thousand dollars (US$10,000), within [***] days after the Effective Date;

This Paragraph 3.1(a) will survive the termination, expiration or assignment of this Agreement.

(b) license maintenance fees of [***] per year and payable on the first anniversary of the Effective Date and annually thereafter on each anniversary; provided however, that such maintenance fees will be creditable against earned royalties in any given payment period;

(c) LICENSEE shall pay UNIVERSITY the following milestone payments for each Licensed Product:

(i) [***]

(ii) [***]

(iii) [***]

(iv) [***]

(v) [***]

(vi) [***]

(vii) [***]

Each of the milestone payments set forth in this Paragraph 3.1(c) will be payable upon each action only once for each unique Licensed Product.

(d) an earned royalty of [***] on Net Sales of Licensed Products by LICENSEE, Sublicensees, and/or Affiliates, provided, however, that: (i) in the event LICENSEE is required to pay royalties, to one or more third parties for patent rights necessary to make, use or sell Licensed Products, LICENSEE may deduct [***] from the earned royalties payable to UNIVERSITY for every [***] LICENSEE [***] to said third parties; provided, however, in no event shall the amount payable to UNIVERSITY be less than [***] of the amount otherwise due. For clarity, LICENSEE shall only pay an earned royalty for Licensed Product made or sold in the Territory; royalties shall not accrue (and LICENSEE shall pay no royalties) on any other sale of Licensed Products.

(e) [***] of all Sublicense fees received by LICENSEE from its Sublicensees that are not earned royalties or for reimbursement of research and development expenses up to a maximum of [***], however, if LICENSEE grants a sublicense to a SUBLICENSEE in accordance with Paragraph 2.2 for further research or development, but not sale, of such Licensed Products, then no percentage of Sublicense fees shall be owed to UNIVERSITY.

All fees and royalty payments specified in Paragraphs 3.1(a) through 3.1(e) above shall be paid by LICENSEE pursuant to Paragraph 4.3 and shall be delivered by LICENSEE to UNIVERSITY as noted in Paragraph 10.1.

3.2	Patent Costs.

LICENSEE will coordinate with UNIVERSITY, and UNIVERISTY shall participate in good faith, to discuss and estimate future Patent Costs each calendar year. LICENSEE shall reimburse UNIVERSITY for all future (on or after the Effective Date) out-of-pocket Patent Costs incurred during the Term and in the Territory within [***] days following the date an itemized invoice is sent from UNIVERSITY to LICENSEE.

3.3	Due Diligence.

(a) LICENSEE shall, either directly or through its Affiliate(s) or Sublicensee(s) use Commercially Reasonable Efforts to:

(i) diligently develop, manufacture, and sell Licensed Products; and

(ii) achieve the diligence milestones described in Exhibit A:

(b) If LICENSEE fails to materially perform any of its obligations specified in Paragraphs 3.3(a) (i)-(ii), then UNIVERSITY shall have the right and option to either terminate this Agreement or change LICENSEE’s exclusive license under Patent Rights to a nonexclusive license. This right, if exercised by UNIVERSITY, supersedes the rights granted in Article 2; provided, however, that if, despite LICENSEE’s efforts, LICENSEE is unable to meet any of its diligence obligations due to delays caused by [***] or any inaction of any federal or state agency whose approval is required for commercial sale of products, the parties shall [***], and ultimately any such [***]. To exercise the right to terminate this Agreement or to reduce the exclusive license to a non-exclusive license for lack of diligence, UNIVERSITY shall give LICENSEE written notice of such deficiency. LICENSEE shall thereafter have ninety (90) days to cure such deficiency. If UNIVERSITY has not received satisfactory evidence that such deficiency has been cured by the end of the ninety (90) day period, then UNIVERSITY may, at its option, either terminate this Agreement or reduce the exclusive license to a non-exclusive license by giving written notice to LICENSEE.

ARTICLE 4. REPORTS, RECORDS AND PAYMENTS

4.1	Reports.

(a)	Progress Reports.

Beginning [***] after the Effective Date and within [***] days after the end of each of LICENSEE’s fiscal years, Licensee shall furnish UNIVERSITY with a written report on the progress of its efforts during the immediately preceding fiscal year to develop and commercialize Licensed Products.

(b)	Royalty Reports.

After the first commercial sale of a Licensed Product anywhere in the world, LICENSEE shall submit to UNIVERSITY annual royalty reports on or before [***] of each year Each royalty report shall cover LICENSEE’s (and each Affiliate’s and Sublicensee’s) most recently completed calendar year and shall show:

(i) the date of first commercial sale of a Licensed Product in each country;

(ii) the gross sales, deductions as provided in Paragraph 1.4 (Net Sales), and Net Sales during the most recently completed calendar year and the royalties, in US dollars, payable with respect thereto;

(iii) the number of each type of Licensed Product sold;

(iv) Sublicense fees and royalties received during the most recently completed calendar year in US dollars, payable with respect thereto;

(v) the method used to calculate the royalties; and

(vi) the exchange rates used.

If no sales of Licensed Products have been made and no Sublicense revenue has been received by LICENSEE during any reporting period, LICENSEE shall so report. The reports referred to in this Paragraph 4.1(b) should be marked with the following title and case number “License Agreement between UC SAN DIEGO and SutroVax, Inc. for case SD2012-011. Reports shall be submitted as an attachment to UC SAN DIEGO’s email address: [***]. Such reports and information contained therein shall be deemed confidential information of LICENSEE.

4.2	Records & Audits.

(a) LICENSEE shall keep, and shall require its Affiliates and Sublicensees to keep, accurate and correct records of all Licensed Products manufactured, used, sold, offered for sale, and imported and Sublicense fees received under this Agreement. Such records shall be retained by LICENSEE for at least [***] years following a given reporting period.

(b) UNIVERSITY shall have the right to request an inspection of records no more than [***]. All records shall be available during normal business hours for inspection at the expense of UNIVERSITY by UNIVERSITY’s Internal Audit Department or by a Certified Public Accountant selected by UNIVERSITY and in compliance with the other terms of this Agreement for the sole purpose of verifying reports and payments or other compliance issues. Such inspector shall not disclose to UNIVERSITY any information other than information relating to the accuracy of reports and payments made under this Agreement or other compliance issues. In the event that any such inspection shows an under reporting and underpayment in excess of [***] for any [***] period, then LICENSEE shall pay the reasonably out-of-pocket cost of the audit as well as any additional sum that would have been payable to UNIVERSITY had the LICENSEE reported correctly. For underpayment not in excess of [***] for any [***] period, LICENSEE shall pay the difference within [***] days without inspection cost. All information obtained by UNIVERSITY in connection with such audit shall be deemed to be confidential information of LICENSEE.

4.3	Payments.

(a) All fees, reimbursements and royalties due UNIVERSITY shall be paid in US dollars and all checks shall be made payable to “The Regents of the University of California”, referencing “UC SAN DIEGO OIC”, and sent to UNIVERSITY according to Paragraph 10.1 (Correspondence).

(b) Royalty Payments.

(i) Royalties shall accrue when Licensed Products are invoiced, or if not invoiced, when delivered to a third party or Affiliate for commercial sale or end use.

(ii) LICENSEE shall pay earned royalties annually on or before [***] of each calendar year Each such payment shall be for earned royalties accrued within LICENSEE’s most recently completed calendar year.

(iii) LICENSEE shall not collect royalties from, or cause to be paid on Licensed Products sold to the account of the US Government or any agency thereof as provided for in the license to the US Government.

(iv) For clarity, LICENSEE shall only pay an earned royalty for Licensed Product sold or made (entirely or partially) in the Territory; royalties shall not accrue (and LICENSEE shall pay no royalties) on any other sale of Licensed Products.

(c) Late Payments. In the event royalty, reimbursement and/or fee payments are not received by UNIVERSITY when due (following a [***] day grace period), LICENSEE shall pay to UNIVERSITY interest charges at a rate of [***] per year. Such interest shall be calculated from the date payment was due until actually received by UNIVERSITY.

(d) Taxes. Taxes imposed by any governmental agency on any payments to be made to UNIVERSITY by LICENSEE hereunder shall be paid by LICENSEE without deduction from any payment due to UNIVERSITY hereunder, except those taxes allowed to be deducted under the definition of Net Sales.

ARTICLE 5. PATENT MATTERS

5.1	Patent Prosecution and Maintenance.

(a) Provided that LICENSEE has reimbursed UNIVERSITY for Patent Costs pursuant to Paragraph 3.2, UNIVERSITY shall diligently prosecute and maintain the United States and, if available, foreign patents, and applications in Patent Rights using Gavrilovich, Dodd & Lindsey, LLP as counsel. For purposes of clarity, if LICENSEE is not current in reimbursing UNIVERSITY for such Patent Costs, UNIVERSITY shall have no obligation to incur any new Patent Costs under this Agreement or to further prosecute Patent Rights or file any new patent applications under Patent Rights. UNIVERSITY shall provide LICENSEE with copies of all relevant documentation relating to such prosecution and LICENSEE shall keep this documentation confidential. The counsel shall take instructions only from UNIVERSITY, however unless allowed by law, all patents and patent applications in Patent Rights shall be assigned solely to UNIVERSITY. Regular communication between the UNIVERSITY and LICENSEE shall take place regarding prosecution of the Patent Rights. UNIVERSITY shall in good faith [***]. UNIVERSITY shall in any event control all patent filings and all patent prosecution decisions and related filings (e.g., responses to office actions) shall be [***] (prosecution includes, but is not limited to, interferences, oppositions and any other inter parts or ex parte matters originating in a patent office).

(b) Should LICENSEE fail to maintain the Patent Costs or elect to terminate its reimbursement obligations with respect to any patent application or patent in Patent Rights, LICENSEE shall have no further license with respect to such Patent Rights under this Agreement. Non-payment of any portion of Patent Costs with respect to any application or patent may be deemed by UNIVERSITY as an election by LICENSEE to terminate its reimbursement obligations with respect to such application or patent, provided UNIVERSITY has given LICENSEE a ninety (90) day notice to cure and that period has run. UNIVERSITY is not obligated at any time to file, prosecute, or maintain Patent Rights in a country, where, for that country’s patent application or patent LICENSEE is not paying Patent Costs, or to file, prosecute, or maintain Patent Rights to which LICENSEE has terminated its license hereunder.

5.2	Patent Infringement.

(a) In the event that UNIVERSITY (to the extent of the actual knowledge of the licensing professional responsible for the administration of this Invention) or LICENSEE learns of infringement of potential commercial significance of any patent licensed under this Agreement, the knowledgeable party will provide the other (i) with written notice of such infringement and (ii) with any evidence of such infringement available to it (the “Infringement Notice”). During the period in which, and in the jurisdiction where, LICENSEE has exclusive rights under this Agreement, neither UNIVERSITY nor LICENSEE will notify a third party (including the infringer) of infringement or put such third party on notice of the existence of any Patent Rights without first obtaining consent of the other. If LICENSEE notifies a third party of infringement or puts such third party on notice of the existence of any Patent Rights with respect to such infringement without first obtaining the written consent of UNIVERSITY and UNIVERSITY is sued in declaratory judgment, UNIVERSITY shall have the right to terminate this Agreement immediately by providing [***] days’ notice as set forth in Paragraph 7.1. Both UNIVERSITY and LICENSEE will use their diligent efforts to cooperate with each other to terminate such infringement without litigation.

(b) If infringing activity of potential commercial significance by the infringer has not been abated within [***] days following the date the Infringement Notice takes effect, LICENSEE may institute suit for patent infringement against the infringer. UNIVERSITY may voluntarily join such suit at its own expense, but may not thereafter commence suit against the infringer for the acts of infringement that are the subject of LICENSEE’s suit or any judgment rendered in that suit. LICENSEE may not join UNIVERSITY in a suit initiated by LICENSEE without UNIVERSITY’S prior written consent. If UNIVERSITY joins a suit at the request of LICENSEE, LICENSEE will pay any costs incurred by UNIVERSITY arising out of such suit, including but not limited to, any legal fees of counsel that UNIVERSITY selects and retains to represent it in the suit.

(c) If, within [***] days following the date the Infringement Notice takes effect, infringing activity of potential commercial significance by the infringer has not been abated and if LICENSEE has not brought suit against the infringer, UNIVERSITY may institute suit for patent infringement against the infringer. If UNIVERSITY institutes such suit, LICENSEE may not join such suit without UNIVERSITY’S consent and may not thereafter commence suit against the infringer for the acts of infringement that are the subject of UNIVERSITY’S suit or any judgment rendered in that suit.

(d) Notwithstanding anything to the contrary in this Agreement, in the event that the infringement or potential infringement pertains to an issued patent included within the Patent Rights and written notice is given under any statute expediting litigation (e.g. the Drug Price Competition and Patent Term Restoration Act of 1984 and/or foreign counterparts of this Law) (“Act”), then the party in receipt of such notice under the Act (in the case of UNIVERSITY to the extent of the actual knowledge of the licensing officer responsible for the administration of this Agreement) shall provide the Infringement Notice to the other party promptly. If the time period is such that the LICENSEE will lose the right to pursue legal remedy for infringement by not notifying a third party or by not filing suit, the notification period and the time period to file suit will be accelerated to within [***] days of the date of such notice under the Act to either party.

(e) Any recovery or settlement received in connection with any suit will first be shared by UNIVERSITY and LICENSEE equally1 to cover the litigation costs each incurred, and next shall be paid to UNIVERSITY or LICENSEE to cover any litigation costs it incurred in excess of the litigation costs of the other. In any suit initiated by LICENSEE where there is a recovery in excess of litigation costs, UNIVERSITY will receive (i) [***] or (ii) [***].

(f) Any agreement made by LICENSEE for purposes of settling litigation or other dispute shall comply with the requirements of Section 2.2 (Sublicenses) of this Agreement.

(g) Each party will cooperate with the other in litigation proceedings instituted hereunder but at the expense of the party who initiated the suit (unless such suit is being jointly prosecuted by the parties).

(h) Any litigation proceedings will be controlled by the party bringing the suit, except that UNIVERSITY may be represented by counsel of its choice in any suit brought by LICENSEE.

5.3	Patent Marking.

LICENSEE shall mark all Licensed Products made, used, sold, offered for sale, or imported under the terms of this Agreement, or their containers, to the extent required by the applicable patent marking laws. LICENSEE shall be responsible for all monetary and legal liabilities arising from or caused by (a) failure to abide by applicable patent marking laws and (b) any type of incorrect or improper patent marking.

ARTICLE 6. EXPORT CONTROL AND REGISTRATION

6.1 Governmental Approval or Registration. If this Agreement or any associated transaction is required by the law of any nation to be either approved or registered with any governmental agency, LICENSEE shall assume all legal obligations to do so. LICENSEE shall notify UNIVERSITY if it becomes aware that this Agreement is subject to a United States or foreign government reporting or approval requirement. LICENSEE shall make all necessary filings and pay all costs including fees, penalties, and all other out-of-pocket costs associated with such reporting or approval process.

6.2 Export Control. LICENSEE shall observe all applicable United States and foreign laws with respect to the transfer of Material or Licensed Products and related technical data to foreign countries, including, without limitation, the International Traffic in Arms Regulations and the Export Administration Regulations, to the extent applicable.

6.3 Preference for United States Industry. If LICENSEE sells a Licensed Product in the US, LICENSEE shall manufacture said product substantially in the US, as required under 35 U.S.C. §§ 204, as applicable, and applicable regulations. The UNIVERSITY will allow and support LICENSEE’s request of a waiver to manufacture outside of the US if LICENSEE decides it is appropriate.

6.4 Disposition of Material and Licensed Products on Hand. Upon termination or expiration of this Agreement, LICENSEE may dispose of all previously made or partially made Material or Licensed Product within a period of [***] days of the effective date of such termination or expiration provided that the sale of such Licensed Product by LICENSEE or Affiliates shall be subject to the terms of this Agreement, including but not limited to the rendering of reports and payment of royalties required under this Agreement.

ARTICLE 7. TERMINATION OR EXPIRATION OF THE AGREEMENT

7.1	Termination by UNIVERSITY.

(a)	Subject to Paragraph 7.1(b), UNIVERSITY may terminate this agreement if LICENSEE:

(i)	is delinquent on any report or payment after providing written notice to cure to LICENSEE;

(ii)	is not diligently developing and commercializing Licensed Product;

(iii)	misses a diligence milestone described in Exhibit B;

(iv)	is in breach of any provision;

(v)	provides any intentional false report; or

(vi)	files a claim including in any way the assertion that any portion of UNIVERSITY’s Patent Rights is invalid or unenforceable.

(b)

Except as otherwise provided by Paragraph 3.3, UNIVERSITY may give written notice of a Default Event (“Notice of Default”) to LICENSEE. If LICENSEE fails to cure such Default Event within ninety (90) days of the Notice of Default, UNIVERSITY may terminate this Agreement and the License by a second written notice (“Notice of Termination”) to LICENSEE. If a Notice of Termination is sent to LICENSEE, this Agreement shall automatically terminate on the date of transmission of that notice.

7.2	Termination by LICENSEE.

(a)	LICENSEE shall have the right at any time and for any reason to terminate this Agreement upon a ninety (90)-day written notice to UNIVERSITY.

(b)

Any termination under Paragraph 7.2(a) shall not relieve LICENSEE of any obligation or liability accrued under this Agreement prior to termination or rescind any payment made to UNIVERSITY or action by LICENSEE prior to the time termination becomes effective. Termination shall not affect in any manner any rights of UNIVERSITY arising under this Agreement prior to termination.

7.3 Survival on Termination or Expiration. The rights and obligations under Paragraphs and Articles 3.1(a) (license issue fee), 4 (Reports, Records and Payments), 6.4 (Disposition of Material and Licensed Products on Hand), 8 (Limited Warranty and Indemnification), 9 (Use of Names and Trademarks), 10.2 (Secrecy), and 10.5 (Failure to Perform) shall survive the termination or expiration of this Agreement.

ARTICLE 8. LIMITED WARRANTY AND INDEMNIFICATION

8.1	No Warranty.

(a) To the extent of the actual knowledge of the licensing professional responsible for administering this Agreement as of the Effective Date, the license granted herein is provided “AS IS” and without WARRANTY OF MERCHANTABILITY or WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE or any other warranty, express or implied. UNIVERSITY makes no representation or warranty that the Material or Licensed Product or the use of Patent Rights will not infringe any other patent or other proprietary rights. Notwithstanding the foregoing, to the knowledge of the licensing professional responsible for administering this Agreement as of the Effective Date, UNIVERSITY hereby warrants that UNIVERSITY is the sole owner of the Patent Rights; that is has not granted any rights to any third party with respect to the Patent Rights in a manner that is inconsistent with the exclusive license granted to LICENSEE hereunder; and that it has the lawful right to grant this License.

EXCEPT AS SET FORTH IN SECTION 8.2 (INDEMNIFICATION), NEITHER PARTY WILL BE LIABLE FOR ANY LOST PROFITS, COSTS OF PROCURING SUBSTITUTE GOODS OR SERVICES, LOST BUSINESS, ENHANCED DAMAGES FOR INTELLECTUAL PROPERTY INFRINGEMENT OR FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, OR OTHER SPECIAL DAMAGES SUFFERED BY LICENSEE, SUBLICENSEES, JOINT VENTURES, OR AFFILIATES ARISING OUT OF OR RELATED TO THIS AGREEMENT FOR ALL CAUSES OF ACTION OF ANY KIND (INCLUDING TORT, CONTRACT, NEGLIGENCE, STRICT LIABILITY AND BREACH OF WARRANTY) EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

(b)	Nothing in this Agreement shall be construed as:

(i) a warranty or representation by UNIVERSITY as to the validity, enforceability, or scope of any Patent Rights;

(ii) a warranty or representation that anything made, used, sold or otherwise disposed of under any license granted in this Agreement is or shall be free from infringement of patents of third parties;

(iii) an obligation to bring or prosecute actions or suits against third parties for patent infringement except as provided in Paragraph 5.2 hereof;

(iv) conferring by implication, estoppel or otherwise any license or rights under any patents of UNIVERSITY other than Patent Rights, or any technology, regardless of whether those patents are dominant or subordinate to Patent Rights;

(v) an obligation to furnish any know-how not provided in Patent Rights.

8.2	Indemnification and Insurance.

(a) LICENSEE will, and will require Sublicensees to, indemnify, hold harmless, and defend UNIVERSITY and its officers, employees, and agents; the sponsors of the research that led to the Material and Invention; and inventors of patents or patent applications under Patent Rights, and their employers; in each case, against any and all third party claims, suits, losses, damages, costs, fees, and expenses resulting from, or arising out of, the exercise of this license or any Sublicense. This indemnification will include, but will not be limited to, any product liability, except to the extent arising from UNIVERSITY’s breach of this Agreement, gross negligence or willful misconduct.

(b) LICENSEE, at its sole cost and expense, shall insure its activities in connection with the work under this Agreement and obtain, keep in force and maintain insurance as follows:

(i) commercial general liability insurance (contractual liability included) with limits of at least:

1. prior to first use in humans:

(A) each occurrence, [***]; (B) personal and advertising injury, [***]; and (C) general aggregate [***]. If the above insurance is written on a claims-made form, it shall continue for [***] years following termination or expiration of this Agreement or the commencement of clinical trial obligations as identified in section 8.2(b) (i) (2). The insurance shall have a retroactive date of placement prior to or coinciding with the Effective Date;

2. at initiation of first use in humans:

(A) each occurrence, [***]; (B) products/completed operations aggregate, [***]; (C) personal and advertising injury, [***]; and (D) general aggregate [***]). If the above insurance is written on a claims-made form, it shall continue for [***] years following termination or expiration of this Agreement. The insurance shall have a retroactive date of placement prior to or coinciding with the Effective Date;

(ii) Worker’s Compensation as legally required in the jurisdiction in which the LICENSEE is doing business; and

(iii) the coverage and limits referred to above shall not in any way limit the liability of LICENSEE.

(c) Pursuant to written request, LICENSEE shall furnish UNIVERSITY with certificates of insurance showing compliance with all requirements. Such certificates shall: (i) provide for [***] days’ advance written notice to UNIVERSITY of any modification; (ii) indicate that UNIVERSITY has been endorsed as an additionally insured party under the coverage referred to above; and (iii) include a provision that the coverage shall be primary and shall not participate with nor shall be excess over any valid and collectable insurance or program of self-insurance carried or maintained by UNIVERSITY.

(d) UNIVERSITY shall notify LICENSEE in writing of any claim or suit brought against UNIVERSITY in respect of which UNIVERSITY intends to invoke the provisions of this Article. LICENSEE shall keep UNIVERSITY informed on a current basis of its defense of any claims under this Article. LICENSEE will not settle any claim against UNIVERSITY without UNIVERSITY’s written consent, such consent not to be unreasonably delayed or withheld, where (a) such settlement would include any admission of liability or wrongdoing on the part of UNIVERSITY or other indemnified party, (b) such settlement would impose any restriction on UNIVERSITY/indemnified party’s conduct of any of its activities, or (c) such settlement would not include an unconditional release of UNIVERSITY/indemnified party from all liability for claims that are the subject matter of the settled claim.

ARTICLE 9. USE OF NAMES AND TRADEMARKS

9.1 Nothing contained in this Agreement confers any right to use in advertising, publicity, or other promotional activities any name, trade name, trademark, or other designation of UNIVERSITY by LICENSEE without prior written approval by UNIVERSITY (including contraction, abbreviation or simulation of any of the foregoing). Notwithstanding the foregoing, UNIVERSITY hereby grants permission for LICENSEE to acknowledge that it has obtained an exclusive license from UNIVERSITY under the Patent Rights. Nothing contained herein, shall prevent LICENSEE from identifying UNIVERSITY in any regulatory or securities filing as required by law or regulation.

9.2 LICENSEE hereby grants permission for UNIVERSITY (including UC SAN DIEGO) to include LICENSEE’s name and a link to LICENSEE’s website in UNIVERSITY’s and UC SAN DIEGO’s annual reports and on UNIVERSITY’s (including UC SAN DIEGO’s) websites that showcase innovation and commercialization stories.

ARTICLE 10. MISCELLANEOUS PROVISIONS

10.1 Correspondence. Any notice or payment required to be given to either party under this Agreement shall be deemed to have been properly given and effective:

(a)	on the date of delivery if delivered in person,

(b)

[***] days after mailing if mailed by first-class or certified mail, postage paid, to the respective addresses given below, or to such other address as is designated by written notice given to the other party, or

(c)	upon confirmation by recognized national overnight courier, confirmed electronic transmission, or confirmed electronic mail, to the following physical addresses or email address of the parties:

If sent to LICENSEE:

SutroVax, Inc.

353 Hatch Drive

Foster City, California 94404

Attention: Chief Executive Officer

Phone: [***]

e-mail: gpickering@sutrovax.com

with mandatory copy to SutroVax Legal Department

If sent to UNIVERSITY by mail:

University of California San Diego

Office of Innovation and Commercialization

9500 Gilman Drive, Mail Code 0910

La Jolla, CA 92093-0910

Attention: Director

If sent to UNIVERSITY by overnight delivery

University of California San Diego

Office of Innovation and Commercialization

10300 North Torrey Pines Road

Torrey Pines Center North, Third Floor

La Jolla, CA 92037

Attention: Director

10.2	Secrecy.

(a) “Confidential information” shall mean information relating to the Invention and disclosed by UNIVERSITY to LICENSEE during the term of this Agreement, which if disclosed in writing shall be marked “Confidential”, or if first disclosed otherwise, shall within [***] days of such disclosure be reduced to writing by UNIVERSITY and sent to LICENSEE.

(b) LICENSEE shall, with respect to confidential information of UNIVERSITY

(i) use the Confidential Information for the sole purpose of performing under the terms of this Agreement;

(ii) safeguard Confidential Information against disclosure to others with the same degree of care as it exercises with its own data of a similar nature;

(iii) not disclose Confidential Information to others (except to its employees, agents or consultants who are bound by a like obligation of confidentiality) without the express written permission of the other party, except that shall not be prevented from using or disclosing any of the Confidential Information that:

(A) LICENSEE can demonstrate by written records was previously known to it;

(B) is now, or becomes in the future, public knowledge other than through acts or omissions of LICENSEE;

(C) is lawfully obtained by LICENSEE from sources independent of UNIVERSITY; or

(D) is required to be disclosed by law or a court of competent jurisdiction

(c) The secrecy obligations of LICENSEE with respect to Confidential Information in this Paragraph 10.2 shall continue for a period ending [***] years from the expiration or termination date of this Agreement.

(d) Notwithstanding the foregoing, UNIVERSITY may disclose to the Inventors, senior administrators employed by UNIVERSITY, and individual Regents the terms and conditions of this Agreement upon their request If such disclosure is made, UNIVERSITY shall request that the individuals not disclose such terms and conditions to others. UNIVERSITY may acknowledge the existence of this Agreement and the extent of the grant in Article 2 to third parties, but UNIVERSITY shall not disclose the negotiable financial terms of this Agreement to third parties, except where UNIVERSITY is required by law to do so, such as under the California Public Records Act.

(e) Notwithstanding the foregoing, LICENSEE may disclose confidential information of UNIVERSITY to its actual and potential Sublicensees and may disclose the terms of this Agreement to third parties in connection with due diligence investigations of the LICENSEE, provided that such parties are bound by a duty of confidentiality on terms consistent with those found in this Paragraph 10.2.

10.3 Assignability. This Agreement may be assigned by UNIVERSITY, but is personal to LICENSEE and assignable by LICENSEE only with the written consent of UNIVERSITY, which shall not be unreasonably withheld or delayed; provided that, LICENSEE may assign this Agreement or any rights and obligations hereunder without the written consent of UNIVERSITY to: (i) an Affiliate of LICENSEE and a payment of an assignment fee of [***], but only after [***], or (ii) a purchaser of all or substantially all of LICENSEE’s assets or business in connection with Licensed Product, including by way of acquisition, merger, consolidation, stock sale, asset sale or other form of reorganization. Within [***] days of an assignment of this Agreement by LICENSEE to a purchaser of all or substantially all of LICENSEE’s assets or business pursuant to Paragraph 10.3(ii) LICENSEE shall make a one-time cash milestone payment to UNIVERSITY, in accordance with the following scale: (a) [***] USD, if the aggregate proceeds actually received by LICENSEE from such purchase is less than or equal to [***] USD; (b) [***] USD, if the aggregate proceeds actually received by LICENSEE from such purchaser is greater than [***] but less than [***]; and (c) [***], if the aggregate proceeds actually received by LICENSEE from such purchaser is greater than [***] USD.

10.4 No Waiver. No waiver by either party of any breach or default of any agreement set forth in this Agreement shall be deemed a waiver as to any subsequent and/or similar breach or default.

10.5 Failure to Perform. In the event of a failure of performance due under this Agreement and if it becomes necessary for either party to undertake legal action against the other on account thereof, then the prevailing party shall be entitled to reasonable attorneys’ fees in addition to costs and necessary disbursements.

10.6 Governing Laws. THIS AGREEMENT SHALL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, but the scope and validity of any patent or patent application shalt be governed by the applicable laws of the country of the patent or patent application.

10.7 Force Majeure. A party to this Agreement may be excused from any performance required herein if such performance is rendered impossible or unfeasible due to any catastrophe or other major event beyond its reasonable control, including, without limitation, war, riot, and insurrection; laws, proclamations, edicts, ordinances, or regulations; strikes, lockouts, or other serious labor disputes; and floods, fires, explosions, or other natural disasters. When such events have abated, the non-performing party’s obligations herein shall resume.

10.8 Headings. The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

10.9 Entire Agreement. This Agreement, including Exhibits A and B, embodies the entire understanding of the parties and supersedes all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof.

10.10 Amendments. No amendment or modification of this Agreement shall be valid or binding on the parties unless made in writing and signed on behalf of each party.

10.11 Severability. In the event that any of the provisions contained in this Agreement is held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal, or unenforceable provisions had never been contained in it.

Signature page follows

SUTROVAX, INC.:		THE REGENTS OF THE UNIVERSITY OF CALIFORNIA:

By:	/s/ Grant E. Pickering	By:	/s/ David G. Gibbons
	(Signature)		(Signature)
Name:	Grant E. Pickering	David G. Gibbons
Title:	President & CEO	Assistant Director
Date:	February 4, 2019	Date:	Feb 1, 2019

Exhibit A – Due Diligence for Licensed Products

LICENSEE will accomplish the following:

[***]

The parties agree that should one of the milestones be delayed due to product development challenges and/or regulatory delays [***] any subsequent milestones will be based on completion of the prior milestone. LICENSEE shall inform UNIVERSITY within [***] days should milestones need to be extended [***] and the parties agree [***].